AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                       METROPOLITAN HEALTH NETWORKS, INC.,

                                METCARE VI, INC.

                                       AND

                         TRIDENT MEDICAL CONCEPTS, INC.

                                      DATED

                                NOVEMBER 30, 1997



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
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                                TABLE OF CONTENTS

         AGREEMENT AND PLAN OF MERGER...........................................................................  1
         PRELIMINARY STATEMENT..................................................................................  1

                                                     ARTICLE 1..................................................  1
         THE MERGER.............................................................................................  1
                  The Merger....................................................................................  1
                  Effective Time................................................................................  2
                  Effect of the Merger..........................................................................  2
                  Articles of Incorporation; By-Laws............................................................  2
                  Directors and Officers........................................................................  2
                  Closing Date, Time and Place................................................................... 3
                  Consistency in Reporting......................................................................  3

                                                     ARTICLE 2..................................................  3
         CONVERSION OF SECURITIES...............................................................................  3
                  Conversion of Securities....................................................................... 5
                  Stock Transfer Books..........................................................................  5
                  Dissenting Shares.............................................................................  5
                  Treatment of Options..........................................................................  5
                  Treatment of Preferred Stock..................................................................  6

                                                     ARTICLE 3..................................................  6
         REPRESENTATIONS AND WARRANTIES OF TRIDENT..............................................................  6
                  Organization and Qualification................................................................  6
                  Articles of Incorporation and By-Laws.........................................................  6
                  Capitalization................................................................................. 6
                  Authority.....................................................................................  7
                  No Conflict; Required Filings and Consents....................................................  7
                  Report and Financial Statements...............................................................  8
                  Absence of Certain Changes or Events..........................................................  8
                  Compliance with Applicable Laws...............................................................  9
                  Certain Agreements and Compliance.............................................................  9
                  Employee Benefit Plans; Labor Matters.........................................................  9
                  Taxes......................................................................................... 10
                  Brokers....................................................................................... 11
                  Environmental Matters......................................................................... 11
                  SEC Requirements.............................................................................. 12
                  Intellectual Property......................................................................... 12

                                                     ARTICLE 4.................................................. 12

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

         REPRESENTATIONS AND WARRANTIES OF THE PARENT AND PARENT
                  SUB........................................................................................... 12
                  Organization and Qualification................................................................ 12
                  Articles of Incorporation and By-Laws......................................................... 12
                  Capitalization................................................................................ 12
                  Authority..................................................................................... 13
                  No Conflict; Required Filings and Consents.................................................... 13
                  Report and Financial Statements............................................................... 14
                  Absence of Certain Changes or Events.......................................................... 14
                  Compliance with Applicable Laws............................................................... 14
                  Compliance with Certain Agreements............................................................ 15
                  Employee Benefit Plans; Labor Matters......................................................... 15
                  Taxes......................................................................................... 16
                  Brokers....................................................................................... 17
                  Environmental Matters......................................................................... 17

                                                     ARTICLE 5.................................................. 18
         COVENANTS.............................................................................................. 18
                  Affirmative Covenants......................................................................... 18
                  Approval of Trident Shareholders.............................................................. 18
                  Negative Covenants of Trident................................................................. 18
                  Access and Information........................................................................ 20
                  Additional Covenants of Parent and Parent Sub................................................. 20
                  Agreement with Respect to Affiliates.......................................................... 20
                  NASDAQ Listing................................................................................ 20
                  Negative Covenants of Parent.................................................................. 20

                                                     ARTICLE 6.................................................. 22
         ADDITIONAL AGREEMENTS.................................................................................. 22
                  Appropriate Action; Consents; Filings......................................................... 22
                  Public Announcements.......................................................................... 23
                  Directors and Officers Indemnification........................................................ 23
                  Conveyance Taxes.............................................................................. 23
                  Restrictions on Transferability of Shares..................................................... 23
                  Directors..................................................................................... 24

                                                     ARTICLE 7.................................................. 24
         CLOSING CONDITIONS..................................................................................... 24
                  Conditions to Obligations of Each Party Under this Agreement.................................. 24
                           No Lawsuits.......................................................................... 24
                           Government Approvals................................................................. 24
                           Shareholder Approval................................................................. 24
                           Dissenting Shares.................................................................... 24

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                           Pooling Letters...................................................................... 25
                           Financial Statements................................................................. 25
                           Due Diligence........................................................................ 25
                  Additional Conditions to Obligations of Parent and Parent Sub................................. 25
                           Representations and Warranties....................................................... 25
                           Agreements and Covenants............................................................. 25
                           Consent and Approvals................................................................ 26
                           The Merger........................................................................... 26
                           Corporate Proceedings................................................................ 26
                           Fairness Opinion..................................................................... 26
                           Employees............................................................................ 26
                  Additional Conditions to Obligations of Trident............................................... 26
                           Representations and Warranties....................................................... 26
                           Agreements and Covenants............................................................. 26
                           Consent and Approvals................................................................ 27
                           The Merger........................................................................... 27
                           Corporate Proceedings................................................................ 27

                                                     ARTICLE 8.................................................. 27
         TERMINATION, AMENDMENT AND WAIVER...................................................................... 27
                  Termination................................................................................... 27
                  Effect of Termination......................................................................... 28
                  Amendment..................................................................................... 28
                  Waiver   ..................................................................................... 28

                                                     ARTICLE 9.................................................. 28
         GENERAL PROVISIONS..................................................................................... 28
                  Nonsurvival of Representations, Warranties and Agreements..................................... 28
                  Notices  ..................................................................................... 29
                  Fees and Expenses............................................................................. 29
                  Headings ..................................................................................... 30
                  Severability.................................................................................. 30
                  Entire Agreement.............................................................................. 30
                  Assignment Guarantee of Merger Sub Obligations................................................ 30
                  Parties in Interest........................................................................... 30
                  Failure or Indulgence Not Waiver; Remedies Cumulative......................................... 30
                  Governing Law................................................................................. 31
                  Counterparts.................................................................................. 31

                                                     ARTICLE 10................................................. 31
         RATIFICATION........................................................................................... 31

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
                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of 30th day of November, 1997 by and among Metropolitan Health Networks, Inc., a corporation organized and existing under the laws of the State of Florida ("Parent"), METCARE VI, INC., a Florida corporation organized and existing under the laws of the State of Florida ("Parent Sub") and a wholly-owned subsidiary of Parent, and Trident Medical Concepts, Inc., a corporation organized and existing under the laws of the State of Delaware
("Trident").

                             PRELIMINARY STATEMENT:

         WHEREAS, the Board of Directors of Trident has determined that the merger of Trident with Parent Sub is consistent with and in furtherance of the long-term business strategy of Trident and is fair to, and in the best interests of, Trident and its shareholders, and has approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, the Board of Directors of Parent has determined that the merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its shareholders, and has approved and adopted this Agreement and the transactions contemplated hereby; and

         WHEREAS, pursuant to the merger, each outstanding share (a "Share") of Trident's common stock, $.001 par value ("Trident's Common Stock"), each outstanding share of Trident's Preferred Stock ("Trident Preferred Stock") and each outstanding option and/or warrant to purchase Shares of Trident's Common
Stock ("Trident Options/Warrants") shall be converted into the right to receive merger consideration (as set forth in Section 2.1) upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with applicable law, at the Effective Time (as defined in Section 1.2 hereof), Trident shall be merged with and into Parent Sub (the

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"Merger"). As a result of the Merger, the separate corporate existence of
Trident shall cease and Parent Sub shall continue as the surviving company in the Merger (the "Surviving Corporation") and shall continue its existence under the provisions of the Florida General Corporation Act ("FGCA"). The name of the Surviving Corporation shall be "TRIDENT MEDICAL CONCEPTS, INC." or such other name as Parent and Trident shall determine.

         SECTION 1.2 Effective Time. On the Closing Date (as defined in Section
1.6 hereof), the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Secretary of State of the States of Florida and Delaware in such form as is reasonably acceptable to the parties hereto and required by, and executed, in accordance with the relevant provisions of FGCA (the time of the filing being the "Effective Time").

         SECTION 1.3 Effect of the Merger. At the Effective Time, the Merger shall have the effects provided by the corporate laws of the State of Florida, this Agreement and the Articles of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise specifically set forth herein, all the property, rights, privileges, powers and franchises of Parent Sub and Trident shall vest in the Surviving Corporation, and all debts, liabilities and duties of Parent Sub and Trident shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.4 Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation and the By-Laws of Parent Sub (in form acceptable to all parties hereto), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving
Corporation, until amended as provided by law, except that the Articles of Incorporation shall be amended pursuant to the Merger to delete Article First thereof in its entirety and to substitute in lieu thereof the following: "First:
The name of the corporation is TRIDENT MEDICAL CONCEPTS, INC.".

         SECTION 1.5 Directors and Officers. Directors of Parent Sub immediately prior to the Effective Time, namely Noel Guillama, Robert Kagan, Donald Cohen and Kenneth Hall, and Anthony Gigliotti and Gerald Katz, and a designee of Burnham Securities, Inc., chosen by Trident, shall serve as the only directors of the Surviving Corporation and Parent ^, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation and Parent, until their resignation, death or disqualification or until their respective successors shall have been duly elected and shall have been qualified. The officers of Surviving Corporation immediately prior to the Effective Time shall continue as the only officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified, and the officers of Parent at the Effective Time shall be Anthony Gigliotti, Chairman of the Board, and Noel Guillama, President.


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         SECTION 1.6 Closing Date, Time and Place. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or waiver of the conditions set forth in Article 7, the consummation of the Merger will take place on December 31, 1997 at the offices of Atlas, Pearlman, Trop & Borkson,
P.A.; 200 East Las Olas Boulevard; Suite 1900; Fort Lauderdale; Florida 33301,
or at another time or place mutually agreed upon by the parties hereto.

         SECTION 1.7 Consistency in Reporting.

                     (a) Each party hereto agrees that: (i) the Merger is intended to qualify as a tax-free reorganization under Internal Revenue Code of 1986; (ii) the Merger shall be reported for Federal income tax purposes as a tax-free reorganization; (iii) for purposes of all financial statements, tax returns and reports, and communications with third parties, the transactions contemplated in this Agreement and all ancillary or collateral transactions will be treated as a tax-free reorganization; and (iv) if the characterization of any transaction contemplated in this Agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm, and ratify that the characterization contemplated in such Agreement was the characterization intended by the parties; provided, however, that nothing herein shall be construed as giving rise to any obligation and party hereto if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

                     (b) To the extent that a characterization of a particular transaction is not expressed or contemplated by this Agreement or by an agreement executed in connection with the transaction contemplated herein, and the transaction is not ancillary or collateral to a transaction that is so characterized, the treatment of such a transaction shall be as agreed to by the parties or, lacking agreement, as the chartered accountants of Parent determine to be most equitable.


                                    ARTICLE 2

                            CONVERSION OF SECURITIES

         SECTION 2.1 Conversion of Securities

                     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Parent Sub, Trident or the holders of any of the following securities:

                         (i) Each Share issued and outstanding immediately prior
to the Effective Time and excluding Shares owned by holders who have properly

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exercised their rights of appraisal within the meaning of Section 607.1301 of the FBCA ("Dissenting Shares"), shall be converted into the right to receive ninety-five hundredths (.95) of a share of validly issued, fully paid and nonassessable share ("Parent Share(s)") of the common stock $.001 par value per share, of Parent (the "Exchange Ratio"). The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividends
(including any dividends or distribution of securities convertible into Parent
Shares), reorganization, recapitalization or other like change with respect to Parent Shares occurring after the date hereof and prior to the Effective Time.

                         (ii) Each share of common stock $.001 par value per
share of Parent Sub outstanding immediately prior to the Effective Time shall remain issued and outstanding, and, as a result of the Merger and without any action on the part of the holder thereof, shall remain and thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving
Corporation.

                     (b) As soon as practicable after the Effective Time, each holder of a certificate that prior thereto represented Shares shall be entitled, upon surrender thereof to Parent in the manner set forth in Section 2.1(d) hereof, to receive in exchange therefor, in accordance with Section 2.1(a)(i) hereof, a certificate representing an amount of Parent Shares equal to the Exchange Ratio multiplied by the number of Shares represented by such certificate, as provided in Section 2.1(a)(i) hereof. Until so surrendered, each such certificate that, prior to the Effective Time, represented Shares shall be deemed from and after the Effective Time, for all corporate purposes, to evidence ownership of the Parent Shares into which Shares shall have been converted; provided, however, that no dividends with respect to the Shares shall be paid until the holders shall furnish certificates therefor, at which time the holder shall be paid the amount of dividends, if any, without interest, which shall theretofore have become payable with respect to the Parent Shares into which such Shares have been converted.

                     (c) At the Effective Time, Parent will deliver or cause to be delivered to each holder of record of a Share certificate or Share certificates: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Share certificate shall pass, only upon proper delivery of such Share certificate to Parent or Parent's transfer agent and shall be in such form and have such other provisions as Parent may reasonably specify; and (ii) instructions for use in effecting the surrender of such Share certificate in exchange for Parent Shares. Upon surrender of a Share certificate to Parent together with such a letter of transmittal, duly executed and completed in accordance with the terms thereof, and such other documents as may be required pursuant to such instructions, the holder of such Share certificate shall be entitled to receive in exchange therefor a stock certificate representing the number of shares of Parent Shares which such holder has the right to receive pursuant to Section 2.1(a)(i) hereof and the Share certificate so surrendered shall forthwith be canceled.


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                     (d) None of Parent, Surviving Corporation, Trident or their transfer agents shall be liable to a holder of Shares for any amount properly paid to a public official pursuant to applicable escheat or similar laws.

                     (e) All shares of Parent Shares delivered upon conversion of the Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares.

                     (f) No fractional Parent Shares shall be issued in connection with the Merger but, in lieu of any fractional shares, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent
Shares upon surrender of stock certificates as provided in Section 2.1 upon such surrender be paid an amount of cash (without interest) equal to the product of
(i) such fraction, multiplied by (ii) the Closing Market Price as defined herein as of the Effective Time.

         SECTION 2.2 Stock Transfer Books. At the Effective Time, the stock transfer books of Trident shall be closed and there shall be no further registration of transfers of shares of the Shares on the records of Trident. If, after the Effective Time, certificates are presented to the Surviving
Corporation, they shall be canceled and exchanged for certificates representing
Parent Shares as provided in this Section 2.

         SECTION 2.3 Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, in the event appraisal rights are available to Trident's shareholders any Shares held by a person who objects to the Merger, whose Shares were not voted in favor of the Merger and who complies with all of the applicable law provisions concerning the rights of such persons to dissent from the Merger and to require appraisal of such person's Shares ("Dissenting
Shares") shall not be converted pursuant to Section 2.1 but shall become the right to receive such consideration as may be determined to be due to the holder of such Dissenting Shares pursuant to applicable law, provided, however, that each Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to applicable law, shall be deemed to be converted, as of the Effective Time, into the applicable per share amount as set forth in Section 2.1, without any interest thereon.

         SECTION 2.4 Treatment of Options. Each Trident Option/Warrant issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an option or warrant, as the case may be, to purchase ninety-five hundredths (.95) of a Parent Share of Common Stock (the "Option
Exchange Ratio") on the same terms and conditions contained in the Trident
Options/Warrants, as the case may be. The Option Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividends (including any dividends or distribution of securities convertible into Parent

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Shares), reorganization, recapitalization or other like change with respect to
Parent Shares occurring after the date hereof and prior to the Effective Time.

         SECTION 2.5 Treatment of Preferred Stock. Each Trident Preferred Stock issued and outstanding immediately prior to the Effective Time and excluding
Trident Preferred Stock owned by holders of the FBCA, shall be converted into the right to receive ninety-five hundredths (.95) of a share of Parent Share of Common Stock (the "Preferred Exchange Ratio). The Preferred Exchange Ration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividends (including any dividends or distribution of securities convertible into Parent Shares), reorganization, recapitalization or other like change with respect to Parent Shares occurring after the date hereof and prior to the Effective Time.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF TRIDENT

         Trident hereby represents and warrants to Parent and Parent Sub as follows:

         SECTION 3.1 Organization and Qualification. Trident is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition or results of operation of Trident and its subsidiaries taken as a whole. (Any such material adverse effect being hereinafter referred to as "Trident Material
Adverse Effect").

         SECTION 3.2 Articles of Incorporation and By-Laws. Trident has furnished to Parent complete and correct copies of its Articles of Incorporation and By-Laws, as amended or restated to date and each are a complete and correct copy of such document as in effect on the date hereof. Trident is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 3.3 Capitalization.

                     (a) The authorized and outstanding capital stock of Trident is set forth in Section 3.3 of the Disclosure Schedule. All Shares have been duly authorized and are validly issued, and are fully paid and nonassessable, and free of preemptive rights.

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                     (b) Except pursuant to this Agreement, and as set forth in
Section 3.3 of the Disclosure Schedule, as of the date hereof there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Trident, or agreements, understandings or arrangements to which Trident is a party, or by which Trident is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.

                     (c) Each shareholder of Trident is an "accredited investor" as such term is defined in Rule 501(c) under the Securities Act.

         SECTION 3.4 Authority. Trident has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby subject to the required approval of Trident's shareholders (the "Trident Shareholder
Approval"). The execution and delivery of this Agreement by Trident and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Trident is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the Trident Shareholder Approval. This
Agreement has been duly executed and delivered by Trident and constitutes the legal, valid and binding obligation of Trident enforceable against Trident in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         SECTION 3.5 No Conflict; Required Filings and Consents.

                     (a) The execution and delivery of this Agreement by Trident does not, and the performance by Trident of its obligations hereunder will not:
(i) conflict with or violate the Articles of Incorporation or By-Laws of Trident; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree
(collectively, "Laws") in effect as of the date of this Agreement and applicable to Trident or by which any of its properties or assets are bound; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Trident pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Trident is a party or by Trident or any of its properties or assets is bound. Excluding from the foregoing clauses (ii) and
(iii) such

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violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbence that would not, in the aggregate, have a Trident Material Adverse Effect.

                     (b) Except as set forth in Section 3.5 of the Disclosure
Schedule, the execution and delivery of this Agreement by Trident does not, and the performance by Trident does not require Trident to obtain any consent, registration, approval, authorization or permit of, to make any filing with, or to give notification to, any person, including any governmental or regulatory authority, agency, court or commission, domestic or foreign (collectively, "Governmental Entities"), based on any Law or other requirement of any Government Entity in effect as of the date of this Agreement.

         SECTION 3.6 Report and Financial Statements. Trident has made available to Parent a copy of each report, schedule and definitive proxy statement filed by Trident with the Securities and Exchange Commission since May 31, 1995 as follows: (i) Form 10- KSB for the year ended May 31, 1995, and Forms 10-QSB for quarterly periods ended August 31, 1995, November 30, 1995 and February 29, 1996
(collectively, "Trident SEC Reports"). As of their respective dates, Trident SEC
Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such Trident SEC Reports. As of their respective dates, Trident SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Trident included in Trident SEC Reports have been prepared in accordance with general accepted accounting principles applied on a consistent basis (except as may be indicated therein or on the notes thereto and except with respect to unaudited statements permitted by Form 10-Q of the SEC). Trident has also heretofore delivered to
Parent: (i) an audited pro forma balance sheet of Trident as at May 31, 1996 and 1997, including statements of income and changes in stockholders' equity of Trident, for the years ending December 1996 and 1997, together with notes thereto; and (ii) an unaudited pro forma balance sheet of Trident as of September 30, 1997 and unaudited pro forma statements of income, changes in stockholders' equity for the period then ended (together with the financial statements contained in the Trident SEC Reports, the "Financial Statements"), which Financial Statement fairly present the assets, liabilities, and financial position of Trident as of the dates thereof and the results of their operations and changes in financial position for the periods than ended, subject, in the case of the unaudited financial statements, to normal year end and audit adjustments and any other adjustments described therein.

         SECTION 3.7 Absence of Certain Changes or Events. Except as set forth in Section 3.7 of the Disclosure Schedule and the unaudited Financial Statements from September 30, 1997 through the date hereof, there has not been any Trident
Material Adverse Effect.


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         SECTION 3.8 Compliance with Applicable Laws. Except as set forth in
Section 3.8 of the Disclosure Schedule, Trident is not in violation of, or, to the knowledge of Trident is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a Governmental
Entity, except for violations which individually or in the aggregate do not have a Trident Material Adverse Effect. Section 3.8 of the Disclosure Schedule sets forth that Trident has all material permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, have a Trident Material Adverse Effect.

         SECTION 3.9 Certain Agreements and Compliance. Section 3.9 of the
Disclosure Schedule sets forth that as of the date hereof, Trident is not in breach or in violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in default under (i) the Articles of Incorporation or Bylaws of Trident; or (ii) Section 3.9 of the Disclosure
Schedule sets forth that any contract, commitment, agreement, indenture, mortgage, loan agreement, bond, or other instrument to which Trident is a party or by which it is bound or to which its property is subject, which breach, violation or default, in the case of clause (ii) of this Section 3.9 would have, in the aggregate with all such other breaches, violations or defaults, a Trident
Material Adverse Effect.

         SECTION 3.10 Employee Benefit Plans; Labor Matters.

                     (a) Section 3.10(a) of the Disclosure Schedule describes all "employee pension benefit plans" (as defined in Section 3(2) of ERISA),"
"employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other employee benefit, deferred compensation, stock option, restricted stock or other compensation plans, programs, policies, arrangements and contracts
(including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained, sponsored, contributed to or required to be contributed to by Trident as of the Effective Time. Trident does not have any liability or obligation with respect to any employee benefit plan, program, policy, agreement, commitment or arrangement, deferred compensation plan, program or arrangement, compensation plan or payroll arrangement which is not a Benefit Plan. With respect to each Benefit Plan, Trident has made available to Parent a true and correct copy of: (i) the most recent annual report (Form 5500) filed with the IRS; (ii) the current text and agreement for such Benefit Plan;
(iii) each trust agreement relating to such Benefit Plan; (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required; and (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section
401(a) of the Code.

                     (b) Neither Trident nor any person under common control with Trident, within the meaning of Section 4001 of ERISA, maintains or contributes to as

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of the Effective Time, as has at any time prior to the Effective Time maintained or contributed to a Benefit Plan subject to Title IV of ERISA or a multi-employer benefit plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

                     (c) With respect to the Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which Trident could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

                     (d) Trident has made available to Parent all collective bargaining or other labor union contracts to which Trident is a party applicable to persons employed by Trident and no collective bargaining agreement is being negotiated by Trident. Schedule 3.10(d) sets forth an accurate and complete list of all such contracts and agreements. There is no pending or, to the knowledge of Trident, threatened labor dispute, strike or work stoppage against Trident nor its representatives or employees, has committed any unfair labor practices in connection with the operation of the business of Trident, and there is no pending or, to the knowledge of Trident, threatened charge or complaint against Trident by the National Labor Relations Board or any comparable state agency.

         SECTION 3.11 Taxes. (i) Section 3.11 of the Disclosure Schedule sets forth a list of all tax returns filed by Trident and delivered to Parent. Except as set forth in Section 3.11 of the Disclosure Schedule, Trident has timely filed all returns and reports required to be filed by Trident with any taxing authority with respect to Taxes for any period ending on or before the date hereof, and all such filings were made timely taking into account any extension of time to file granted to or obtained on behalf of Trident; (ii) all Taxes payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid; (iii) adequate provision will be made prior to the Closing Date on the books of Trident for all liabilities for Taxes payable on such returns or reports that are due on or after the Closing Date; (iv) as of the date hereof, no deficiency for any Taxes has been asserted or assessed by a taxing authority against Trident, and there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of Trident; and (v) all liabilities for Taxes of Trident that are or will become due or payable with respect to periods covered by the Financial Statements referred to in Section
3.6 hereof have been paid or adequately reserved for on such Financial
Statements. Trident has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, charges, fees and levies payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, ad valorem, sales, use, real or personal property, payroll, withholding workers compensation, unemployment compensation, and any excise taxes, (ii) customs duties, charges, levies,

                                       10


or other similar assessment of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

         SECTION 3.12 Brokers. Except as disclosed in Section 3.12 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Trident.

         SECTION 3.13 Environmental Matters.

                     (a) Trident is in compliance with all applicable Laws relating to pollution control and environmental contamination including, but not limited to, all Laws governing the generation, use, collection treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances and all Laws with regard to record-keeping notification and reporting requirements respecting Hazardous Substances, except where the failure to be in compliance with such Laws, would not have a Trident Material Adverse Effect.

                     (b) Trident is not subject to any order or decree of and has not received any written notice from any Governmental Entity with respect to any alleged violation by or remedial obligation of Trident under any applicable environmental or health or safety Laws.

                     (c) Trident has not filed with or made any notification to any Governmental Entity respecting, and Trident has no knowledge with respect to any Facility of, (i) any burying, dumping, leaking, tank failure, spillage, evaporation, underground injection, or disposal of any Hazardous Substances,
(ii) any unpermitted discharge or release of any Hazardous Substances from or related to the businesses of Trident, or (iii) any soil or groundwater contamination.

                     (d) Trident does not own or possess or control any PCB's or PCB-contaminated fluid or PCB-contaminated or PCB-contaminating equipment, nor does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material or substance containing PCB's. Trident does not own, possess or control, directly or indirectly, any asbestos or asbestos- containing material, nor does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material containing asbestos.

                     (e) As used in Section "Hazardous Substances" shall mean, collectively, contaminates, pollutants, toxic or hazardous chemicals, petroleum products, polychlorinated biphenyls and asbestos.

         SECTION 3.14 SEC Requirements. Trident acknowledges that Parent is a publicly held company and that Trident has received Parent's SEC Reports."

         SECTION 3.15 Intellectual Property. Section 3.15 of the Disclosure Schedule lists Trident's Intellectual Property (as defined herein). Trident owns or has valid, binding, enforceable and adequate rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use or necessary in connection with its business without any conflict with the rights of others. Trident has not received any notice from any other person pertaining to or challenging the right of Seller to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to it.


                                    ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND PARENT SUB

         The Parent and Parent Sub hereby jointly and severally represent and warrants to Trident as follows:

         SECTION 4.1 Organization and Qualification. The Parent and Parent Sub are corporations duly organized, validly existing and in good standing under the laws of the State of Florida, and have the requisite corporate power and authority to own, lease and operate their properties and to carry on their business as it is now being conducted and are duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by them or the ownership or leasing of the properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, financial condition or results of operation of the Parent and its subsidiaries taken as a whole. (Any such material adverse effect being hereinafter referred to as "Parent Material Adverse Effect").

         SECTION 4.2 Articles of Incorporation and By-Laws. The Parent has furnished to Trident complete and correct copies of the Articles of Incorporation and ByLaws of the Parent and Parent Sub, as amended or restated to date and each is a complete and correct copy of such document as in effect on the date hereof. The Parent and Parent Sub are not in violation of any of the provisions of its Articles of Incorporation or By-Laws.

         SECTION 4.3 Capitalization.

                     (a) The authorized and outstanding capital stock of Parent and Parent Sub is set forth in Section 4.3 of the Disclosure Schedule. All Shares have been duly authorized and are validly issued, and are fully paid and nonassessable, and free of preemptive rights.

                     (b) Except pursuant to this Agreement, as set forth in the Parent SEC Reports (as hereinafter defined) and in Section 4.3 of the Disclosure Schedule, as of the date hereof, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Parent or Parent Sub, or agreements, understandings or arrangements to which the Parent or Parent Sub is a party, or by which the Parent or Parent Sub is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock.

         SECTION 4.4 Authority. The Parent and Parent Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby subject to the required approval of Parent's shareholders ("Parent Shareholder Approval") as and if required. The execution and delivery of this Agreement by the Parent and Parent Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Parent and Parent Sub is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the Parent Shareholder Approval. This Agreement has been duly executed and delivered by the Parent and Parent Sub and constitutes the legal, valid and binding obligation of Parent and Parent Sub enforceable against the Parent and Parent Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         SECTION 4.5 No Conflict; Required Filings and Consents.

                     (a) The execution and delivery of this Agreement by the Parent and Parent Sub does not, and the performance by the Parent and Parent Sub of their obligations hereunder will not: (i) conflict with or violate the Articles of Incorporation or By-Laws of the Parent or Parent Sub; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") in effect as of the date of this Agreement and applicable to the Parent and Parent Sub or by which any of their properties or assets are bound; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Parent or Parent Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or Parent Sub is a party or by the Parent or Parent Sub or any of their properties or assets is bound. Excluding from the foregoing clauses (ii) and
(iii) such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbence that would not, in the aggregate, have a Parent Material Adverse Effect.

                     (b) Except as set forth in the Parent SEC Reports or
Section 3.5 of the Disclosure Schedule, the execution and delivery of this Agreement by the Parent and Parent Sub does not, and the performance by the Parent or Parent Sub does not require the Parent or Parent Sub to obtain any consent, registration, approval, authorization or permit of, to make any filing with, or to give notification to, any person, including any governmental or regulatory authority, agency, court or commission, domestic or foreign (collectively, "Governmental Entities"), based on any Law or other requirement of any Government Entity in effect as of the date of this Agreement.

         SECTION 4.6 Report and Financial Statements. The Parent has made available to Trident a copy of each report, schedule and definitive proxy statement filed by the Parent with the Securities and Exchange Commission since February 13, 1997 (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the laws, rules and regulations applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Parent included in the Parent SEC Reports ("the Parent Financial Statements") have been prepared in accordance with general accepted accounting principles applied on a consistent basis (except as may be indicated therein or on the notes thereto and except with respect to unaudited statements permitted by Form 10-Q of the SEC) and fairly present the financial position of the Parent as of the dates thereof and the results of their operations and changes in financial position for the periods than ended, subject, in the case of the unaudited interim financial statements, to normal year end and audit adjustments and any other adjustments described therein.

         SECTION 4.7 Absence of Certain Changes or Events. Except as set forth in Section 4.7 of the Disclosure Schedule and except as disclosed in the Parent SEC Reports, from September 30, 1997 through the date hereof, there has not been any Parent Material Adverse Effect.

         SECTION 4.8 Compliance with Applicable Laws. Except as set forth in
Section 4.8 of the Disclosure Schedule and except as disclosed in the Parent SEC

Reports, the Parent is not in violation of, or, to the knowledge of the Parent is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a Governmental Entity, except for violations which individually or in the aggregate do not, have a Parent Material Adverse Effect. The Parent has all material permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         SECTION 4.9 Compliance with Certain Agreements. Except as set forth in
Section 4.9 of the Disclosure Schedule and except as disclosed in the Parent SEC Reports, as of the date hereof, the Parent is not in breach or in violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in default under (i) the Articles of Incorporation or Bylaws of the Parent or (ii) any contract, commitment, agreement, indenture, mortgage, loan agreement, bond, or other instrument to which the Parent is a party or by which it is bound or to which its property is subject, which breach, violation or default, in the case of clause (ii) of this Section 4.9 would have, in the aggregate with all such other breaches, violations or defaults, a Parent Material Adverse Effect.

         SECTION 4.10 Employee Benefit Plans; Labor Matters.

                     (a) Section 4.10(a) of the Disclosure Schedule and the Parent SEC Reports describes all "employee pension benefit plans" (as defined in Section 3(2) of ERISA)," "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other employee benefit, deferred compensation, stock option, restricted stock or other compensation plans, programs, policies, arrangements and contracts (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained, sponsored, contributed to or required to be contributed to by the Parent as of the Effective Time. The Parent does not have any liability or obligation with respect to any employee benefit plan, program, policy, agreement, commitment or arrangement, deferred compensation plan, program or arrangement, compensation plan or payroll arrangement which is not a Benefit Plan. With respect to each Benefit Plan, the Parent has made available to Trident a true and correct copy of: (i) the most recent annual report (Form 5500) filed with the IRS; (ii) the current text and agreement for such Benefit Plan; (iii) each trust agreement relating to such Benefit Plan; (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required; and (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Code.

                     (b) Neither the Parent nor any person under common control with the Parent, within the meaning of Section 4001 of ERISA, maintains or contributes to as of the Effective Time, as has at any time prior to the Effective Time maintained or contributed to a Benefit Plan subject to Title IV of ERISA or a multi-employer benefit plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

                     (c) With respect to the Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which the Parent could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law.

                     (d) The Parent has made available to Trident all collective bargaining or other labor union contracts to which the Parent is a party applicable to persons employed by the Parent and no collective bargaining agreement is being negotiated by the Parent. Schedule 3.10(d) sets forth an accurate and complete list of all such contracts and agreements. There is no pending or, to the knowledge of the Parent, threatened labor dispute, strike or work stoppage against the Parent nor its representatives or employees, has committed any unfair labor practices in connection with the operation of the business of the Parent, and there is no pending or, to the knowledge of the Parent, threatened charge or complaint against the Parent by the National Labor Relations Board or any comparable state agency.

         SECTION 4.11 Taxes. (i) The Parent has timely filed all returns and reports required to be filed by the Parent with any taxing authority with respect to Taxes for any period ending on or before the date hereof, and all such filings were made timely taking into account any extension of time to file granted to or obtained on behalf of the Parent; (ii) all Taxes payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid; (iii) adequate provision will be made prior to the Closing Date on the books of the Parent for all liabilities for Taxes payable on such returns or reports that are due on or after the Closing Date; (iv) as of the date hereof, no deficiency for any Taxes has been asserted or assessed by a taxing authority against the Parent, and there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of Parent; and (v) all liabilities for Taxes of Parent that are or will become due or payable with respect to periods covered by the Financial Statements referred to in Section 4.6 hereof have been paid or adequately reserved for on such Financial Statements. The Parent has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, charges, fees and levies payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, ad valorem, sales, use, real or personal property, payroll, withholding, workers compensation, unemployment compensation, and any excise taxes, (ii) customs duties, charges, levies, or other similar assessment of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto.

         SECTION 4.12 Brokers. Except as disclosed in Section 4.12 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

         SECTION 4.13 Environmental Matters.

                     (a) The Parent is in compliance with all applicable Laws relating to pollution control and environmental contamination including, but not limited to, all Laws governing the generation, use, collection treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Substances and all Laws with regard to record-keeping notification and reporting requirements respecting Hazardous Substances, except where the failure to be in compliance with such Laws, would not have a Parent Material Adverse Effect.

                     (b) The Parent is not subject to any order or decree of and has not received any written notice from any Governmental Entity with respect to any alleged violation by or remedial obligation of the Parent under any applicable environmental or health or safety Laws.

                     (c) The Parent has not filed with or made any notification to any Governmental Entity respecting, and the Parent has no knowledge with respect to any Facility of, (i) any burying, dumping, leaking, tank failure, spillage, evaporation, underground injection, or disposal of any Hazardous Substances, (ii) any unpermitted discharge or release of any Hazardous Substances from or related to the businesses of the Parent, or (iii) any soil or groundwater contamination.

                     (d) The Parent does not own or possess or control any PCB's or PCB-contaminated fluid or PCB-contaminated or PCB-contaminating equipment, nor does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material or substance containing PCB's. The Parent does not own, possess or control, directly or indirectly, any asbestos or asbestos- containing material, nor does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material containing asbestos.

                     (e) As used in Section "Hazardous Substances" shall mean, collectively, contaminates, pollutants, toxic or hazardous chemicals, petroleum products, polychlorinated biphenyls and asbestos.

                                    ARTICLE 5

                                    COVENANTS

         SECTION 5.1 Affirmative Covenants. Prior to the Effective Time or the earlier termination of this Agreement, pursuant to Article 8 hereof, unless otherwise specifically provided in this Agreement or consented to in writing by Parent or Trident, Parent and Trident each shall: (i) operate its business and conduct its affairs only in the usual and ordinary course consistent with past practices, and in such manner as shall be consistent with all representations and warranties of Trident so that the same remain true and accurate as of the Closing Date; (ii) preserve substantially intact its business organization, maintain its rights and franchises, use its reasonable efforts to retain the services of its officers and key employees and maintain its relationships with its customers and suppliers.

         SECTION 5.2 Approval of Trident Shareholders. Trident shall, as soon as reasonably practicable: take all steps reasonably necessary to call, give notice of, convene and hold a special meeting of its shareholders for the purpose of approving this Agreement and the transactions contemplated hereby, and for such other purposes as may be necessary or desirable.

         SECTION 5.3 Negative Covenants of Trident. Except as specifically provided in this Agreement or otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld) from the date of this Agreement until the Effective Time, or until the earlier termination of this Agreement, Trident shall not do any of the following:

                     (a) (i) increase the compensation payable or to become payable to any director of officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, or amend, any Benefit Plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

                     (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                     (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities.

                     (d) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person;

                     (e) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

                     (f) initiate, solicit, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquires or otherwise with respect to a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Seller or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller to take any such action; notwithstanding the foregoing, Trident and its directors may, to the extent required by their fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to and afford access to properties, books and records of Trident and its subsidiaries to, any person in connection with a competing transaction by such person.

                     (g) propose or adopt any amendments to its Articles of Incorporation or By-Laws;

                     (h) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, and except in connection with obtaining a credit agreement with Providers Financing & Systems, Cerberus, GE Capital, Bank Parabas or Nations Credit up to the aggregate principal amount of $45,000,000 on terms acceptable to Parent;

                     (i) (i) change any of its methods of accounting in effect at May 31, 1997, (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended May 31, 1997, except, in the case of clause (i) or (ii) as may be required by Law or generally accepted accounting principles;

                     (j) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.4 Access and Information. Trident and Parent shall: (i) provide to each party and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access at reasonable times upon reasonable prior notice to the officers, employees, agents, properties, offices and other facilities of the other party and to the books and records thereof; (ii) furnish promptly to the other party and their Representatives such information concerning the business, properties, contracts, records and personnel of the other party (including, without limitation, financial, operating and other data and information) as may be reasonably requested, from time to time, by such party; each party shall keep such information confidential in accordance with the terms of the respective confidentiality letters, dated June 12, 1997 (the "Confidentiality Letters"), between Parent and Trident. Each party agrees that the Confidentiality Letters shall remain in full force and effect.

         SECTION 5.5 Additional Covenants of Parent and Parent Sub. Until the Effective Time or earlier termination of this Agreement

                     (a) Parent shall furnish to Trident copies of its Financial Statements and reports and filings made pursuant to the Exchange Act;

                     (b) Parent and Parent Sub shall not take or agree in writing or otherwise take any action which would make any of the representations or warranties of Parent or Parent Sub contained in this Agreement untrue or incorrect or prevent Parent or Parent Sub from performing or causing or cause Parent or Parent Sub not to perform their covenants hereunder.

         SECTION 5.6 Agreement with Respect to Affiliates. Trident shall identify in a letter to Parent, all persons who are, at the Closing Date, "Affiliates" of Trident as such term is used in Rule 145 under the Securities Act. Trident shall use its best efforts to cause such Affiliates to deliver to Trident on or prior to the Closing Date a written agreement in connection with the restrictions of Affiliates under Rule 145 under the Securities Act, in form and substance reasonably satisfactory to Parent and Trident.


          SECTION 5.7 Negative Covenants of Parent. Except as specifically provided in this Agreement or otherwise consented to in writing by Trident (which consent shall not be unreasonably withheld) from the date of this Agreement until the Effective Time, or until the earlier termination of this Agreement, excluding those items previously reported, disclosed, recorded in the books of the corporation, or as noted in any filing with the SEC, NASDAQ or NASD, Parent shall not do any of the following:

                     (a) (i) increase the compensation payable or to become payable to any director of officer; (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee; or (iii) establish, adopt, enter into, or amend, any Benefit Plan except as may be required by applicable Law except in any case for customary bonus or increases in the ordinary course of business or as required by contract;

                     (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock;

                     (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities.

                     (d) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets of any other person;

                     (e) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its material assets, except for dispositions of assets in the ordinary course of business and consistent with past practice;

                     (f) initiate, solicit, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any competing transaction, or enter into discussions or negotiate with any person or entity in furtherance of such inquires or otherwise with respect to a competing transaction, or agree to or endorse any competing transaction, or authorize or permit any of the officers, directors or employees of Seller or any investment banker, financial advisor, attorney, accountant or other representative retained by Seller to take any such action; notwithstanding the foregoing, Parent and its directors may, to the extent required by their fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to and afford access to properties, books and records of Parent and its subsidiaries to, any person in connection with a competing transaction by such person.

                     (g) propose or adopt any amendments to its Articles of Incorporation or By-Laws;

                     (h) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice, and except in connection with obtaining a credit agreement with Providers Financing Services, Cerberus, or Nations Credit up to the aggregate principal amount of $45,000,000;

                     (i) (i) change any of its methods of accounting in effect at June 30, 1997, (ii) make or rescind any express or deemed election relating to taxes, or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended June 30, 1997, except, in the case of clause (i) or (ii) as may be required by Law or generally accepted accounting principles;

                     (j) agree in writing or otherwise to do any of the foregoing.



                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Appropriate Action; Consents; Filings.

                     (a) The parties hereto shall use their reasonable commercial efforts to: (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement; (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplate hereby, including, without limitation, the Merger; and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under any applicable Law and the parties hereto shall cooperate in connection with the making of all such filings. Each of Parent and Trident shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information as advised by counsel, all the information relating to the other parties and any of their respective subsidiaries or affiliates which are to appear in any filing to be made with, or written materials to be submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information as advised by counsel, Trident and Parent shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                     (b) The parties hereto shall cooperate and use their or its reasonable commercial efforts to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

                     (c) The parties hereto shall: (i) give any notices to third parties, and use their or its reasonable commercial efforts to obtain all third party consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (ii) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

         SECTION 6.2 Public Announcements. Unless otherwise required by applicable law, the SEC or NASDAQ, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

         SECTION 6.3 Directors and Officers Indemnification. The Articles of Incorporation and Bylaws for the Surviving Corporation shall contain provisions no less favorable with respect to indemnification of directors, officers, employees and agents that are set forth in the current Articles of Incorporation and Bylaws of the Surviving Corporation, which provisions shall not be amended, repealed, or otherwise modified for a period of six (6) years from the Effective Time, unless such modification is required by law.

         SECTION 6.4 Conveyance Taxes. Parent and Trident shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, reporting, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

         SECTION 6.5 Restrictions on Transferability of Shares. The Shares and Preferred Stock issued pursuant to this Agreement shall be subject to restrictions on transferability as follows: no Trident Shareholder shall directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their Shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein until May 13, 1999 or three (3) months after the Parent shareholders (other than the shareholders who presently hold registered shares) are able to transfer their shares of Common Stock of Parent, whichever is earlier; and (ii) no Trident Preferred Shareholder shall directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their Shares of Common Stock (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein until February 13, 1999.

         SECTION 6.6 Directors. Parent shall with the consent of Trident, cause two independent directors to be appointed to Parent's Board of Directors in order to comply with the NASDAQ governance requirements.


                                    ARTICLE 7

                               CLOSING CONDITIONS

         SECTION 7.1 Conditions to Obligations of Each Party Under this Agreement. The obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                     (a) No Lawsuits. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) which is in effect or which is pending and which makes the Merger illegal or otherwise prohibits consummation of the Merger.

                     (b) Government Approvals. All authorizations, consents, orders or approvals of, or declarations, registrations, or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Merger shall have been obtained, filed or occurred.

                     (c) Shareholder Approval. The approval of this Agreement by the holders of the Shares shall have been obtained in accordance with applicable law and the Articles of Incorporation and By-laws of Trident, and such approval shall not have been modified, amended or rescinded.

                     (d) Dissenting Shares. The aggregate number of Dissenting Shares and cash in lieu of fractional shares of Parent Shares issuable in the Merger shall not be such as to result in the Merger not constituting a reorganization within the meaning of Section 368 of the Internal Revenue Code.

                     (e) Pooling Letters. The Parent and Trident shall have received from their accountants in their capacity as auditors to the parties, a letter in form and substance satisfactory to each party stating that the transaction contemplated by this Agreement is eligible to be accounted for as a pooling of interests.

                     (f) Financial Statements. Receipt by Parent of (i) balance sheets, related statements of income, retained earnings and changes in financial position of Trident as required by Parent for regulatory purposes, including the Securities and Exchange Commission, audited by BDO Seidman, L.L.P., independent public auditors for Trident or by independent public auditors acceptable to Parent, and (ii) an unaudited balance sheet and related statements of income retained earnings and changes in financial position of Trident for an interim period since the date of such audited Financial Statements, in each case which are not materially adverse compared to the tax returns and unaudited pro forma financial statements provided by Trident to Parent for the relevant periods.

                     (g) Due Diligence. Satisfactory completion of each party and their advisor's legal and accounting due diligence.

         SECTION 7.2 Additional Conditions to Obligations of Parent and Parent Sub. The obligations of Parent and Parent Sub to effect the Merger are also subject to the following conditions unless waived by Parent:

                     (a) Representations and Warranties. The representations and warranties of Trident contained in this Agreement shall be true and correct or complied with in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as contemplated or permitted by this Agreement; (ii) representations and warranties which address matters only as a particular date, (which shall have been true and correct as of such date, subject to clause (iii)); and (iii) where the failure to be true and correct could not reasonably be expected to have a Trident Material Adverse Effect. Parent shall have received a certificate of the President and Chief Financial Officer of Trident to such effect.

                     (b) Agreements and Covenants. Trident shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with at or prior to the Effective Time. Parent shall have received a certificate of the President and Chief Financial Officer of Trident to such effect.

                     (c) Consent and Approvals. All consents, approvals, authorizations and waivers required to be obtained to consummate the Merger and the other transactions contemplated hereby shall have been obtained, except where a failure to have received such consents, approvals, authorizations or waivers could not reasonably be expected to have (i) a Trident or Parent Material Adverse Effect or (ii) significantly delay or prevent the consummation of the Merger.

                     (d) The Merger. All conditions precedent to the obligations of Parent and Parent Sub to consummate the Merger shall have been satisfied or waived.

                     (e) Corporate Proceedings. All corporate and other proceedings required to be taken on the part of Trident to authorize and carry out this Agreement shall have been taken.

                     (f) Fairness Opinion. The fairness opinion delivered to Parent and its Board of Directors dated August 18, 1997, shall not have been withdrawn.

                     (g) Employees. All Employee/Physicians of Trident shall agree to become employee/physicians of Parent.


         SECTION 7.3 Additional Conditions to Obligations of Trident. The obligations of Trident to effect the Merger are also subject to the following conditions unless waived by Trident:

                     (a) Representations and Warranties. The representations and warranties of the Parent and Parent Sub contained in this Agreement shall be true and correct or complied with in all material respects as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as contemplated or permitted by this Agreement; (ii) representations and warranties which address matters only as a particular date, (which shall have been true and correct as of such date, subject to clause (iii); and (iii) with a failure to be true and correct could not reasonably be expected to having the Parent Material Adverse Effect. Trident shall have received a certificate of the President and Chief Financial Officer of the Parent to such effect.

                     (b) Agreements and Covenants. Parent and Parent Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by any of them at or prior to the Effective Time. Trident shall have received a certificate of the President and Chief Financial Officer of the Parent to that effect.

                     (c) Consent and Approvals. All consents, approvals, authorizations and waivers required to be obtained to consummate the Merger and the other transactions contemplated hereby shall have been obtained, except where a failure to have received such consents, approvals, authorizations or waivers could not reasonably be expected to have (i) a Trident or Parent Material Adverse Effect; or (ii) significantly delay or prevent the consummation of the Merger.

                     (d) The Merger. All conditions precedent to the obligations of Trident to consummate the Merger shall have been satisfied or waived.

                     (e) Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Parent and Parent Sub to authorize and carry out this Agreement shall have been taken.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time:

                     (a) by mutual written consent of Parent and Trident;

                     (b) by either Parent or Trident, upon a material breach of any representation, warranty, covenant or agreement on the part of Trident or Parent, respectively, set forth in this Agreement, or if any representation or warranty of Trident or Parent, respectively, shall have become untrue, in either case such that any of the conditions set forth in Section 7.2 or 7.3 hereof would not be satisfied (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

                     (c) by either Parent or Trident, if there shall be any Order which has become final and nonappealable except if the party seeking to terminate this Agreement pursuant to this Section 8.1(c) has not complied with its obligations under Section 6.1(b) hereof; or

                     (d) by either Parent or Trident, if the Merger shall not have been consummated before December 31, 1997; provided, however, that this Agreement may be extended by written notice of either Parent or Trident to a date not later than January 12, 1998 after the date hereof, if the Merger shall not have been consummated as a result of Trident or Parent having failed to receive all required approvals or consents with respect to the Merger or as a result of the entering of an Order; provided, however, that the right to terminate this Agreement under this Paragraph 8.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before this date.

                     (e) by Trident, if, as a result of a tender offer by a party other than Parent or any of its affiliates or an offer with respect to a merger, sale of assets or other business combination by a party other than Parent or any of its affiliates, the Board of Directors of Trident determines the transaction to be more favorable to the shareholders of Trident than the transaction proposed by Parent.

         SECTION 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, there shall be no liability on the party of Parent or Trident or any of their respective officers, directors agents or other representatives and all rights and obligations of any party hereto shall cease, except that (a) the provisions of Sections 6.2 and 9.3 and the parties' Confidentiality Letters shall survive any such termination, and (b) nothing herein shall relieve any party of any liability for any breach of this Agreement.

         SECTION 8.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Effective Time provided that the Exchange Ratio shall not be amended after Trident's shareholders and the Parent's shareholders have formally consented hereto. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.4 Waiver. At any time prior to the Effective Time, Parent or Trident, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of Trident, Parent or Parent Sub, as the case may be; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; and (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.


                                    ARTICLE 9

                               GENERAL PROVISIONS

         SECTION 9.1 Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement shall not survive the Merger except as otherwise provided in this Agreement and except for the agreements contained in this Section 9.1 and in Article 2 and Sections 5.8, 6.3, 8.2 and 9.3 hereof. Any disclosure made with reference to one or more sections of Trident Disclosure Schedule shall be deemed disclosed with respect to any section with such disclosure reschedule to which such disclosure reasonably relates.

         SECTION 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when sent, if sent by certified mail, postage pre-paid, return receipt requested, or when received, if sent by facsimile or recognized commercial courier service, same day or overnight delivery, to a party at one of the following addresses (or at such other address for a party as shall be specified by like notice):

                                    (a)    If to Parent or Parent Sub:

                                           Metropolitan Health Networks, Inc.
                                           5100 Town Center Circle
                                           Suite 560
                                           Boca Raton, Florida 33486-1008
                                           Attn: Noel Guillama

                                           with a copy to:

                                           Atlas, Pearlman, Trop & Borkson, P.A.
                                           200 East Las Olas Boulevard
                                           Suite 1900
                                           Fort Lauderdale, Florida 33301

                                    (b)    If to Trident:

                                           Trident Medical Concepts, Inc.
                                           1601 Belvedere Road
                                           Suite 500 East
                                           West Palm Beach, Florida 33406
                                           Attn: Anthony Gigliotti

                                           with a copy to:
                                           Holland and Knight
                                           701 Brickell Avenue
                                           Miami, FL 33131



         SECTION 9.3 Fees and Expenses. Each of the parties hereto shall be responsible for their own out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement and all other matters related to the closing of the transactions contemplated hereby, except Trident agrees to pay one-half (1/2) of the cost of obtaining the Fairness Opinion from Stenton Leigh Capital Corp.

         SECTION 9.4 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.6 Entire Agreement. This Agreement (together with the Schedules, certificates and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, other than the Confidentiality Letters, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 9.7 Assignment Guarantee of Merger Sub Obligations. This Agreement shall not be assigned by operation of law or otherwise. Parent guarantees the full and punctional performance by Parent Sub of all the obligations of Parent Sub.

         SECTION 9.8 Parties in Interest. This Agreement shall be binding upon the inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to applicable principles of conflicts of law.

         SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.


                                   ARTICLE 10

                                  RATIFICATION

         SECTION 10.1 Final Parent Ratification. This Agreement must be ratified by the Board of Directors of Parent prior to 9:00 a.m. on December 5, 1997 ("Ratification Time") and such ratification must be certified by the Secretary of Parent prior to the Ratification Time, or this Agreement will thereby become null and void.


         SECTION 10.2 Review by Counsel. The Parties agree to have their respective legal counsels review the form and structure of this merger and work jointly on any modifications necessary to comply with state, federal or their respective corporate by-laws. This Plan of Merger will remain as executed if not modified jointly by the parties before 5:00 p.m. EST December 5, 1997.

         IN WITNESS WHEREOF, Parent, Parent Sub and Trident have as of the date first written above executed this Agreement.

                                     PARENT:

                                     METROPOLITAN HEALTH NETWORKS, INC.,
                                     A FLORIDA CORPORATION


                                     By: /s/  Noel J. Guillama
                                        -------------------------------------
                                              Noel J. Guillama, President



                                     PARENT SUB:

                                     METCARE VI, INC.,
                                     a Florida corporation


                                     By: /s/  Noel J. Guillama
                                        -------------------------------------
                                              Noel J. Guillama, President



                                     TRIDENT MEDICAL CONCEPTS, INC., a
                                     Delaware a corporation


                                     By: /s/  Anthony J. Gigliotti
                                        -------------------------------------
                                              Anthony J. Gigliotti, President